AGREEMENT CONCERNING REPORTING OF PHOTOCOPYING TO CCC
               BY COPYING, BUSINESS AND INFORMATION CENTER CLIENTS
                         THROUGH INFOSAFE SYSTEMS, INC.

This Agreement is made as of December 12, 1996, between Infosafe Systems, Inc. ("IS"), a New York corporation with its principal place of business at 342 Madison Avenue, Suite 622, New York, NY 10173, and Copyright Clearance Center, Inc. ("CCC"), a New York not-for-profit corporation with its principal place of business at 222 Rosewood Drive, Danvers, Massachusetts 01923. This Agreement concerns a strategic relationship under which IS will provide equipment to commercial print and copy locations, business service centers and other locations providing information/business services, which equipment will allow customers at these locations to obtain permissions and to pay royalties to photocopy CCC registered materials and allow IS to aggregate the reporting of such photocopying and such royalty payments for transmission to and processing by CCC under its Transactional Reporting Service ("TRS").

1) Term. The term of this Agreement is two years, subject to automatic renewal for successive two year periods thereafter unless one party notifies the other in writing of its intention to terminate at least six months prior to the termination of the original or a renewal term, in which case the Agreement shall terminate at the end of the original or such renewal term.

2) Outlets. An "Outlet" is a copying, business or other information center approved in writing for this program by IS and CCC, which center has entered into an Outlet Agreement in the form approved by CCC and IS.

3) IS System. IS will provide at its own expense at each Outlet an IS proprietary Mark III unit with related software and firmware (together the "IS System'), capable of providing the services described herein.

4) The Service. The IS System will provide to requesting customers of an "Outlet" a "Transactional Reporting Service Statement" ("Statement"), in substantially the form attached hereto as Exhibit A, containing necessary information as to transaction and rights costs, material to be copied, number of copies authorized, name and address of the customer and any necessary usage or licensing information or license limitations. The Statement will act as evidence of a valid permission for the client to photocopy the described material at the Outlet, subject to the limitations contained in the Statement and payment of the royalty set out in the Statement to the Outlet on behalf of CCC. A copy of the information contained in the Statement will be maintained by IS in electronic form for transmission to CCC. Periodically, as agreed between IS and CCC, IS will submit the individual transactions in electronic form to CCC.

5) Charges. The price of each transaction set out on the Statement shall be the allocable base fee per copy and/or the per page fee reflected in the then current CCC database, plus an administrative charge for the account of CCC (currently anticipated to be *___* per transaction). Service charges for the account of IS and any service charge imposed by the Outlet may also be itemized upon the Statement. The actual cost for copying charged by the Outlet need not appear on the Statement.

6) Collections and Payments. The Outlet will be responsible for collection of all charges due CCC and IS and any related sales or similar taxes. IS will maintain electronic records of each Statement and of CCC and IS charges and royalties, and will bill the Outlet for all such charges due CCC and IS. IS will collect from each Outlet sums for the account of CCC (including applicable royalty and CCC administrative fees) and will pay these sums over to CCC on a periodic basis, together with information necessary to review and internally audit those charges and report usage back to the CCC registered rightsholders. Such reporting and payment by IS to CCC shall be made within 10 business days of collection by IS of a total amount of $100,000 during any reporting period, provided that in no event shall the reporting and payment be made later than 20 business days from the end of the month in which any reported Statement was issued. CCC will be solely responsible for payment of all collected and remitted royalty charges and usage information to its registered rightsholders.

7)    IS Warranty and Indemnification.

      (a) IS represents and warrants that it has any and all necessary rights to the IS System, that it has the requisite authority to enter into this Agreement and to confer on CCC all of the rights and privileges provided for herein without the consent of any other person, company or agency, and that CCC, the Outlets and customers may use the IS System without infringing on the rights of anyone else.

      (b) IS agrees to defend, and hereby indemnifies and holds harmless CCC, and any customer of CCC, against any direct or consequential loss, injury, damages or expenses, including, without limitation, attorney's fees and disbursements, incurred by any of em arising out of any claim, suit, action, demand or proceeding in which any party asserts or alleges that the manufacture, use, sale, or marketing of the IS System or any component thereof, constitutes an infringement or misappropriation of that party's industrial or intellectual property rights.

      (c) IS agrees to defend, and hereby indemnifies and holds harmless CCC, and any customer of CCC, against any direct or consequential loss, injury, damages or expenses, including, without limitation, attorney's fees and disbursements, incurred by any of them arising out of any claim, suit, action, demand or proceeding related to t' mishandling of Statements or royalties by IS.

8) CCC Warranty. Each copyright rightsholder which has granted CCC the right to grant permission under the Transactional Reporting System (TRS) which will be used by IS and Outlet to report photocopying to CCC has warranted that it has the rights necessary to authorize CCC to act on its behalf. The current policies related to TRS photocopying and reporting through CCC are set out in Exhibit B.

9) Parties not Joint Venturers. Nothing contained herein shall cause either party to be a partner, joint venturer or agent of the other or to have any authority to bind the other with respect to any thing or matter, except as to those matters specifically authorized by this Agreement and in the related agreements with Outlets.

10) Assignment. Neither party may sell, transfer, assign or subcontract any right or obligation set forth in this Agreement, regardless of how effected, without the prior written consent of the other party.

11) Governing Law. The validity, construction and performance of this Agreement will be governed by the substantive law of the State of New York applicable to agreements signed and to be wholly performed within the State. The failure to act on any breach or default hereunder shall not be deemed a waiver or approval thereof nor shall the taking of any remedy be deemed a waiver of any other remedy.

12) Section Headings. The section headings contained in this document are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement.

13) Amendments in Writing. No modification or amendment of this Agreement shall be binding on the parties unless executed in writing on behalf of each of them by a duly authorized representative.

14) Entire Agreement. The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives.

COPYRIGHT CLEARANCE CENTER, INC.        INFOSAFE SYSTEMS, INC.


By: Joseph S. Alen                      By: /s/ Arthur R. Medici
    ---------------------------             --------------------------------

                                   EXHIBIT A

                        Copyright Clearance Center, Inc.
                    Transactional Reporting Service Statement

Store #11
New York, NY

Customer:        John Q. Public                   Order#         901873
                 17 Broad St.  45th Fl;           Order Date:    Sept.  23, 1996
                 New York, NY 10006               Reference:     NewsAlert

ISSN             Title / Details                  Year                Fee
--------------------------------------------------------------------------------

0-11-10253       Wall Street Journal              1995               40.00
                 2 Copies of 10 page article

1-22-12121       Business Week                    1996                9.00
                 "Internet Commerce Today"
                 5 Copies of 2 page article
--------------------------------------------------------------------------------

                                             Rights Sub Total        49.00

                                             CCC Service Charge       6.00

                                             Rights Total           $55.00

                  Copying costs and sales tax are not included.
            Please retain this proof of authorization to photocopy.

            This authorization to photocopy is limited to personal or internal use or, unless otherwise indicated in the permissions policy statement printed in the publication, to the personal or internal use of specific clients. Permission policy statements may incorporate title-specific conditions established by the publishers and/or their authors under which photocopying is authorized. The TRS system of authorizations does not include reproduction for public distribution (such as advertising or promotion), reproduction of the entire publication (cover-to-cover) or reproduction for resale to the general public.

            If you have questions regarding this TRS statement, please contact:
Copyright Clearance Center, Inc., 222 Rosewood Drive, Danvers, MA, 01923, USA /
Tel: 508-750-8400 / Fax: 508-750-4470, URL: http://www.copyright.com/

         This TRS reporting location provided by: INFOSAFE SYSTEMS, INC.

                                    EXHIBIT B

              Rights to Photocopy: Transactional Reporting Service

================================================================================

Individuals and organizations may reproduce articles* from the publications included in the TRS by reporting those copies and paying the publishers' fees through CCC. Authorizations are limited to personal or internal use or, unless otherwise indicated in the permissions policy statement printed in the publication, to the personal or internal use of specific clients. Reproduction by photocopy and microform machine, as well as the facsimile transmission of copies ("faxing" or "telecopying"), is included in the system of authorizations.

The TRS system of authorizations expressly does not include:

      o input of works into computerized databases (or any other electronic/digital form)

      o reproduction for public distribution, such as for advertising or promotion

      o     reproduction of an entire publication (cover-to-cover)

      o     reproduction for resale to the general public

Please obtain authorizations for the above uses directly from CCC or the publisher.

CCC operates a separate Academic Permissions Service (APS) for collections of photocopies of copyrighted material for the academic community, often called "coursepacks." For information on titles and fees for this service, please contact CCC.

Many publications carry a permissions policy statement. The statement usually notifies readers that the publication is registered with CCC. These statements may incorporate title-specific conditions established by publishers, and I their authors, under which photocopying may be authorized.

      Following is a sample statement which illustrates the scope of authorization for a specific title:

      from FORBES, published by Forbes, Inc.
      Where necessary, permission is granted by the copyright owner for those registered with the Copyright Clearance Center (CCC), 222 Rosewood Drive, Danvers, Mass. 01923 to photocopy articles owned by Forbes for a net fee of $1.50 per copy per article. Send payment to the CCC stating the ISSN (0015- 6914), volume, and first and last page number of each article copied. Copying for other than personal use or internal reference or of articles or columns not owned by Forbes without express permission of Forbes or the copyright owner is expressly prohibited.

The responsibility rests with those making photocopies to determine the scope and limitations of each permissions policy statement. In those cases where a publication has no statement, readers can rely on the procedures in this catalog.

USERS OUTSIDE THE USA

CCC is one of twenty-five national Reproduction Rights Organizations (RROs) throughout the world. Each RRO provides a variety of photocopy authorization services. If there is no RRO in the country in which copying is being done, or if the existing RRO does not provide a service for the type of authorization required and CCC does, copying from titles in the TRS can be reported to CCC.

* The word "article" refers to any portion of a publication that is being copied (such as column, page, chapter, or any series of consecutive pages).

     Copyright Clearance Center, Inc., 222 Rosewood Drive, Danvers, MA 01923
                      Ph: (508)750-8400 Fax: (508)750-4470
                          URL: http://www.copyright.com
                       E:mail. feedback-trs@copyright.com